UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2015

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

590 E. Middlefield Road
Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 251-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 21, 2015, Omnicell International, Inc. (“Omnicell International”), a wholly-owned subsidiary of Omnicell, Inc., completed its acquisition of Mach 4 Automatisierungstechnik GmbH (“Mach4”) pursuant to the Agreement, dated February 26, 2015, by and among Apotheka Imedisa 2001 S.A., Holger Wallat, Dirk Rolf Beils and Peter Jansen (collectively, the “Selling Shareholders”) and Omnicell International (the “Share Purchase Agreement”).

Pursuant to the Share Purchase Agreement, Omnicell International purchased the entire registered share capital of Mach4 from the Selling Shareholders for aggregate consideration of approximately $16,500,000, of which $2,700,000 was placed in an escrow fund, which will ultimately be distributed to the Selling Shareholders (subject to claims that Omnicell International may have against the escrow fund for indemnification and other claims following the closing) (the “Acquisition”). In addition, Omnicell International will pay approximately $858,000 to Mach4 for the payoff of existing debt of Mach4. The final purchase price remains subject to certain adjustments as provided for in the Share Purchase Agreement.

A copy of the press release announcing the Acquisition is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits.

99.1                        Press release entitled “Omnicell, Inc. Closes Acquisition of Germany-based MACH4 Pharma Systems” dated April 21, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.

Dated: April 22, 2015	By:	/s/ Dan S. Johnston
Dan S. Johnston, Executive Vice President and Chief Legal & Administrative Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

99.1	Press release entitled “Omnicell, Inc. Closes Acquisition of Germany-based MACH4 Pharma Systems” dated April 21, 2015.